Exhibit 99.1

January 31, 2013

NASDAQ OMX REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

•	Fourth quarter 2012 non-GAAP diluted EPS of $0.64, tied for the second highest quarterly performance in the firm’s history; fourth quarter 2012 GAAP diluted EPS of $0.50

•

Fourth quarter net exchange revenues[1] reach $419 million, the highest non-GAAP net exchange revenue level of the year. On an organic basis (constant currency and excluding acquisitions) fourth quarter revenue declined by 3 percent year-over-year

•	Non-transaction based revenues were 71 percent of fourth quarter net exchange revenue, tied for the highest level in NASDAQ OMX’s history

•	2012 non-GAAP operating expenses of $918 million came in below previous guidance range of $922 to $935 million

•	Repurchased 11.5 million shares at an average price of $23.82 for a total cost of $275 million in 2012

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the fourth quarter and full year 2012. Fourth quarter net exchange revenues were $419 million, driven by particularly strong growth in our Corporate Solutions business.

Operating expenses were $244 million in the fourth quarter of 2012, compared to $259 million in the prior year quarter. On a non-GAAP basis, fourth quarter 2012 operating expenses were $233 million, flat compared to the prior year quarter.

Fourth quarter 2012 non-GAAP diluted earnings per share were $0.64, up $0.01 compared to the prior year quarter. Non-GAAP earnings per share in the fourth quarter of 2012 exclude $8 million of restructuring expenses, $4 million of merger and strategic expenses, $3 million in sublease reserve expenses, $2 million of special legal expenses, and a $7 million value added tax refund related to prior year periods. On a GAAP basis, net income attributable to NASDAQ OMX for the fourth quarter of 2012 was $85 million, or $0.50 per diluted share, compared with $82 million, or $0.45 per diluted share, in the prior year quarter.

“NASDAQ OMX ended 2012 with a strong finish to the year, driven by a significant pick-up in corporate activity coupled with solid performance in our U.S. options, U.S. proprietary data products and global index businesses ,” said Bob Greifeld, CEO, NASDAQ OMX. “While the volume environment remained weak in the fourth quarter, we continued to expand our diversified, global portfolio of businesses, increasing our stream of recurring revenues, generating strong cash flows and delivering attractive returns for our shareholders.”

Mr. Greifeld continued, “Looking to 2013, we are encouraged to see positive, multi week inflows from retail investors into U.S. equity mutual funds and some signs of improvement in the volume environment. As we move through the year, we will remain focused on strengthening our franchise by ensuring we have the talent, structure and business portfolio

1 Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

to deliver for our clients and shareholders. I believe we are creating the foundation for growth and outperformance regardless of the economic, business or volume cycles.”

Lee Shavel, NASDAQ OMX’s EVP and Chief Financial Officer, said: “Our cost reduction plan was successful and we exited the year with $50 million in run-rate savings. In 2012 we generated in excess of $500 million in free cash flow, and we continued to deploy our cash flow in ways that benefit our investors. During the year, we returned $275 million to shareholders through buybacks, $65 million through our dividend program, and we purchased a number of attractive assets, including BWise, NOS and the index business of Mergent, Inc., including Indxis. We also recently announced the proposed acquisition of Thomson Reuters’ Investor Relations, Public Relations and Multimedia Solutions businesses. I fully expect these acquisitions, coupled with our ongoing capital deployment efforts to drive substantial shareholder value in the years ahead.”

At December 31, 2012, the company had cash and cash equivalents of $497 million and total debt of $1,976 million, resulting in net debt of $1,479 million. This compares to net debt of $1,611 million at December 31, 2011. During the fourth quarter of 2012, the company repurchased 2.1 million shares of outstanding common stock under a share repurchase program, for a total of $50 million. Since January 2010, NASDAQ OMX has repurchased $1,172 million of outstanding common stock, representing 53.4 million shares at an average price of $21.97.

BUSINESS HIGHLIGHTS

Market Services (64% of total net exchange revenues) – Net exchange revenues were $270 million in the fourth quarter of 2012, down $11 million when compared to the fourth quarter of 2011.

Cash Equities (11% of total net exchange revenues) – Total net cash equity trading revenues were $47 million in the fourth quarter of 2012, down $12 million compared to the fourth quarter of 2011. A lower level of industry trading volumes and a slightly lower market share were partially offset by positive revenue capture in both the U.S. and Nordic equity markets.

Derivatives (18% of total net exchange revenues) – Total net derivative trading and clearing revenues were $75 million in the fourth quarter of 2012, up $2 million compared to the fourth quarter of 2011. U.S. derivative revenues increased 10% year-over-year on market share gains and positive revenue capture per traded contract. European derivative and clearing revenues declined $2 million on lower volumes.

Access and Broker Services (15% of total net exchange revenues) – Access and broker services revenues totaled $65 million, up $4 million compared to the fourth quarter of 2011. The increase was primarily driven by the uptake of new products including 40G connectivity.

Market Data (20% of total net exchange revenues) – Total Market Data revenues of $83 million reflect a $4 million decrease compared to the year ago quarter. The decrease was driven by a lower level of audit collections and lower U.S. tape revenues.

Issuer Services (24% of total net exchange revenues) – Revenues were $101 million in the fourth quarter of 2012, up $10 million compared to the fourth quarter of 2011. The

The NASDAQ OMX Group, Inc.	2

increase was driven by strength in the Corporate Solutions business which saw double digit revenue growth in the GlobeNewswire, Directors Desk and Surveillance businesses. In addition, Corporate Solutions revenues benefited from the acquisitions of BWise in May 2012 and Glide Technologies in October 2011. The Global Index Group’s revenues increased by $1 million, or 8%, year-over-year driven by an increase in the underlying assets associated with licensed financial products due to product growth and newly executed product licenses.

Market Technology (12% of total net exchange revenues) – Revenues of $48 million in the fourth quarter of 2012 were flat compared to the fourth quarter of 2011. The Market Technology segment had exceptionally strong order intake of $95 million in the fourth quarter of 2012, rounding out a record year for new business wins.

COST GUIDANCE – For the full year of 2013, core operating expenses, including $50 million of expenses related to 2012 acquisitions, are expected to be in the range of $910 million to $930 million, with an additional $50 million to $60 million in incremental new initiative spending, resulting in total operating expenses in the range of $960 million to $990 million. This guidance excludes expenses related to our previously announced cost reduction plan, expenses for the proposed voluntary accommodation program and special legal expenses. We anticipate that the effective tax rate may increase in 2013, due to the potential loss of tax deductions resulting from changes in tax laws in certain jurisdictions. The impact of such tax law changes has not yet been determined. As a result, we expect a 2013 effective tax rate in the range of 34% to 37%.

CORPORATE HIGHLIGHTS

•

Agreement to Acquire Thomson Reuters’ IR, PR and Multimedia businesses. Announced agreement with Thomson Reuters to acquire the Investor Relations, Public Relations and Multimedia Solutions businesses, which provide insight, analytics and communications solutions to more than 7,000 clients worldwide. Upon completion of the transaction, these complementary businesses will be integrated into NASDAQ OMX Corporate Solutions. The combination, which is subject to customary regulatory approvals, will create a global corporate services portfolio, with more diversified and comprehensive offerings to sell to NASDAQ OMX’s listing and corporate clients.

•

Acquired the Index Business of Mergent, Inc., including Indxis Announced and closed on the first acquisition in the Global Index Group -the index business of Mergent, Inc., including Indxis. With this acquisition, the Global Index Group is one of the largest providers of dividend-themed indexes based on benchmarked assets.

•

Appointment of Chief Information Officer. Appointed Bradley Peterson as Executive Vice President and Chief Information Officer. Mr. Peterson joins NASDAQ OMX from Charles Schwab. He will focus on driving the design and development of scalable and reliable solutions to further the growth and expansion of core products and services and underlying tools and technologies used by NASDAQ OMX customers.

•

Combination of Market Technology and Corporate Solutions businesses. Announced the combination of the Market Technology and Corporate Solutions businesses, which will operate under the name Global Technology Solutions and will be led by Anna Ewing, Executive Vice President, Global Technology Solutions. The combination will enable increased focus, drive growth across the company’s technology businesses and create a dedicated software and technology management structure.

The NASDAQ OMX Group, Inc.	3

•

Combination of Global Data Products and Global Index Group businesses. Announced the combination of the Global Data Products and Global Index Group businesses, which will operate under the name Global Information Services and be led by John Jacobs, Executive Vice President, Global Information Services. The combination will enable greater customer focus and leverage of NASDAQ OMX’s scalable technology, product innovation and robust distribution channels.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade—from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 23 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.99+% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,300 listed companies worth more than $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (www.facebook.com/NASDAQ) and Twitter (www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve

The NASDAQ OMX Group, Inc.	4

a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	John Sweeney +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	John.Sweeney@NASDAQOMX.Com

NDAQF

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(GAAP reconciliation table)

(key drivers)

The NASDAQ OMX Group, Inc.	5

The NASDAQ OMX Group, Inc.

Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Market Services	$603	$603	$698	$2,560	$2,886

Cost of revenues:
Transaction rebates	(249)	(250)	(324)	(1,104)	(1,344)
Brokerage, clearance and exchange fees	(84)	(84)	(93)	(352)	(404)

Total cost of revenues	(333)	(334)	(417)	(1,456)	(1,748)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	270	269	281	1,104	1,138

Issuer Services	101	93	91	375	361
Market Technology	48	47	48	184	183

Revenues less transaction rebates, brokerage, clearance and exchange fees	419	409	420	1,663	1,682

Operating Expenses:
Compensation and benefits	116	113	113	454	458
Marketing and advertising	7	6	9	26	24
Depreciation and amortization	27	26	28	104	109
Professional and contract services	26	24	23	96	83
Computer operations and data communications	10	18	15	60	65
Occupancy	25	22	22	93	91
Regulatory	7	8	9	34	35
Merger and strategic initiatives	4	(3)	1	4	38
Restructuring charges	8	10	—	44	—
General, administrative and other	14	15	39	58	83

Total operating expenses	244	239	259	973	986

Operating income	175	170	161	690	696

Interest income	3	2	3	10	11
Interest expense	(25)	(24)	(26)	(97)	(119)
Asset impairment charges	—	—	(18)	(40)	(18)
Dividend and investment income	—	—	—	—	1
Loss on divestiture of business	—	(14)	—	(14)	—
Income (loss) from unconsolidated investees, net	—	—	1	(1)	2

Income before income taxes	153	134	121	548	573
Income tax provision	69	45	40	199	190

Net income	84	89	81	349	383

Net loss attributable to noncontrolling interests	1	—	1	3	4

Net income attributable to NASDAQ OMX	$85	$89	$82	$352	$387

Basic and diluted earnings per share:
Basic earnings per share	$0.52	$0.53	$0.46	$2.09	$2.20

Diluted earnings per share	$0.50	$0.52	$0.45	$2.04	$2.15

Cash dividends declared per common share	$0.13	$0.13	$—	$0.39	$—

Weighted-average common shares outstanding for earnings per share:
Basic	164.5	166.2	175.4	168.3	176.3
Diluted	169.1	170.5	179.5	172.6	180.0

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$283	$297	$385	$1,294	$1,617

Cost of revenues:
Transaction rebates	(180)	(193)	(261)	(854)	(1,087)
Brokerage, clearance and exchange fees	(74)	(75)	(87)	(318)	(375)

Total U.S. cash equity cost of revenues	(254)	(268)	(348)	(1,172)	(1,462)

Net U.S. cash equity trading revenues	29	29	37	122	155
European cash equity trading	18	18	22	78	93

Total net cash equity trading revenues	47	47	59	200	248

Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	124	110	110	458	471

Cost of revenues:
Transaction rebates	(69)	(57)	(63)	(250)	(257)
Brokerage, clearance and exchange fees	(10)	(9)	(6)	(34)	(29)

Total U.S. derivative trading and clearing cost of revenues	(79)	(66)	(69)	(284)	(286)

Net U.S. derivative trading and clearing revenues	45	44	41	174	185
European derivative trading and clearing	30	28	32	116	128

Total net derivative trading and clearing revenues	75	72	73	290	313

Access Services Revenues	60	61	56	238	223

Total Transaction Services revenues less transaction rebates, brokerage, clearance and exchange fees	182	180	188	728	784

Market Data Revenues:
Net U.S. tape plans	26	28	29	117	115
U.S. market data products	39	38	37	150	135
European market data products	18	18	21	77	83

Total Market Data revenues	83	84	87	344	333

Broker Services Revenues	5	5	5	19	19

Other Market Services Revenues	—	—	1	13	2

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	270	269	281	1,104	1,138

ISSUER SERVICES
Global Listing Services Revenues:
Annual renewal	28	28	30	112	117
Listing of additional shares	10	10	10	39	40
Initial listing	5	5	5	20	21

Total U.S. listing services	43	43	45	171	178
European listing fees	13	12	13	50	55
Corporate Solutions	31	24	20	97	76

Total Global Listing Services revenues	87	79	78	318	309

Global Index Group Revenues	14	14	13	57	52

Total Issuer Services revenues	101	93	91	375	361

MARKET TECHNOLOGY
License, support and facility management	27	27	29	110	115
Delivery project	6	7	6	27	24
Change request, advisory and broker surveillance	15	13	13	47	44

Total Market Technology revenues	48	47	48	184	183

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$419	$409	$420	$1,663	$1,682

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$497	$506
Restricted cash	85	34
Financial investments, at fair value	223	279
Receivables, net	333	308
Deferred tax assets	33	16
Default funds and margin deposits	209	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Resale agreements, at contract value	—	3,745
Other current assets	112	110

Total current assets	1,492	6,581
Non-current restricted cash	25	97
Property and equipment, net	211	193
Non-current deferred tax assets	294	392
Goodwill	5,335	5,061
Intangible assets, net	1,650	1,648
Other non-current assets	125	119

Total assets	$9,132	$14,091

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$172	$164
Section 31 fees payable to SEC	97	106
Accrued personnel costs	111	132
Deferred revenue	139	124
Other current liabilities	119	112
Deferred tax liabilities	35	27
Default funds and margin deposits	209	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Repurchase agreements, at contract value	—	3,745
Current portion of debt obligations	45	45

Total current liabilities	927	6,038
Debt obligations	1,931	2,072
Non-current deferred tax liabilities	713	670
Non-current deferred revenue	156	154
Other non-current liabilities	196	171

Total liabilities	3,923	9,105

Commitments and contingencies
Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	3,771	3,793
Common stock in treasury, at cost	(1,058)	(860)
Accumulated other comprehensive loss	(185)	(350)
Retained earnings	2,678	2,391

Total NASDAQ OMX stockholders’ equity	5,208	4,976
Noncontrolling interests	1	10

Total equity	5,209	4,986

Total liabilities and equity	$9,132	$14,091

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(3) and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(3) and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP net income attributable to NASDAQ OMX:	$85	$89	$82	$352	$387

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	—	—	(11)	—
Merger and strategic initiatives	4	(3)	1	4	38
Restructuring charges	8	10	—	44	—
Asset impairment charges	—	—	18	40	18
Loss on divestiture of business	—	14	—	14	—
Special legal expenses	2	4	—	7	—
Extinguishment of debt	—	—	25	—	31
Sublease reserve	3	—	—	3	—
Value added tax refund	(7)	—	—	(7)	—
Other	1	—	—	4	4

Total non-GAAP adjustments	11	25	44	98	91
Adjustment to the income tax provision to reflect non-GAAP adjustments(1)	(5)	(10)	(13)	(32)	(28)
Significant tax adjustments, net	17	1	—	14	5

Total non-GAAP adjustments, net of tax	23	16	31	80	68

Non-GAAP net income attributable to NASDAQ OMX:	$108	$105	$113	$432	$455

GAAP diluted earnings per share:	$0.50	$0.52	$0.45	$2.04	$2.15
Total adjustments from non-GAAP net income above	0.14	0.10	0.18	0.46	0.38

Non-GAAP diluted earnings per share:	$0.64	$0.62	$0.63	$2.50	$2.53

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP operating income:	$175	$170	$161	$690	$696

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	—	—	(11)	—
Merger and strategic initiatives	4	(3)	1	4	38
Restructuring charges	8	10	—	44	—
Extinguishment of debt	—	—	25	—	31
Special legal expenses	2	4	—	7	—
Sublease reserve	3	—	—	3	—
Value added tax refund	(7)	—	—	(7)	—
Other	1	—	—	4	4

Total non-GAAP adjustments	11	11	26	44	73

Non-GAAP operating income	$186	$181	$187	$734	$769

Total Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$419	$409	$420	$1,652	$1,682

Non-GAAP operating margin(2)	44%	44%	45%	44%	46%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees.
(3)	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$419	$409	$420	$1,663	$1,682

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	—	—	(11)	—

Total non-GAAP adjustments	—	—	—	(11)	—

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$419	$409	$420	$1,652	$1,682

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
GAAP operating expenses:	$244	$239	$259	$973	$986

Non-GAAP adjustments:
Merger and strategic initiatives	(4)	3	(1)	(4)	(38)
Restructuring charges	(8)	(10)	—	(44)	—
Extinguishment of debt	—	—	(25)	—	(31)
Special legal expenses	(2)	(4)	—	(7)	—
Sublease reserve	(3)	—	—	(3)	—
Value added tax refund	7	—	—	7	—
Other	(1)	—	—	(4)	(4)

Total non-GAAP adjustments	(11)	(11)	(26)	(55)	(73)

Non-GAAP operating expenses	$233	$228	$233	$918	$913

(1)	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Market Services
Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.74	1.66	1.85
Matched market share executed on NASDAQ	23.6%	25.2%	27.2%
Matched market share executed on NASDAQ OMX BX	2.6%	2.7%	2.5%
Matched market share executed on NASDAQ OMX PSX	1.3%	1.2%	1.1%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	33.2%	31.5%	30.2%
Total market share(1)	60.6%	60.6%	61.0%

New York Stock Exchange, or NYSE securities
Total average daily share volume (in billions)	3.39	3.39	4.14
Matched market share executed on NASDAQ	11.5%	12.8%	13.3%
Matched market share executed on NASDAQ OMX BX	2.5%	2.5%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.7%	0.6%	0.6%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	30.0%	28.6%	27.5%
Total market share(1)	44.7%	44.6%	44.0%

NYSE MKT and regional securities
Total average daily share volume (in billions)	0.97	0.94	1.45
Matched market share executed on NASDAQ	14.1%	16.1%	19.2%
Matched market share executed on NASDAQ OMX BX	2.9%	3.0%	1.9%
Matched market share executed on NASDAQ OMX PSX	1.6%	1.5%	1.9%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	30.6%	29.5%	27.2%
Total market share(1)	49.3%	50.1%	50.2%

Total U.S.-listed securities
Total average daily share volume (in billions)	6.09	5.99	7.45
Matched share volume (in billions)	71.6	76.6	100.0
Matched market share executed on NASDAQ	15.4%	16.8%	17.9%
Matched market share executed on NASDAQ OMX BX	2.6%	2.7%	2.4%
Matched market share executed on NASDAQ OMX PSX	1.0%	0.9%	1.0%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	273,330	284,764	394,290
Total average daily value of shares traded (in billions)	$3.4	$3.2	$4.2
Total market share	68.2%	68.5%	71.9%

Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	14.3	13.8	15.5
NASDAQ OMX PHLX matched market share	21.9%	21.4%	22.7%
The NASDAQ Options Market matched market share	6.2%	5.2%	4.5%
NASDAQ OMX BX Options matched market share	1.0%	0.7%	—

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	379,905	371,230	455,341
Finnish option contracts traded on Eurex	107,373	70,211	46,557

NASDAQ OMX Commodities
Clearing Turnover:
Power contracts (TWh)(2)	453	384	494
Carbon contracts (1000 tCO2)(2)	7,503	5,009	29,908

Issuer Services
Initial public offerings
NASDAQ	19	17	15
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	4	1	1

New listings
NASDAQ(3)	46	40	44
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic(4)	9	4	12

Number of listed companies
NASDAQ(5)	2,577	2,610	2,680
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic(6)	754	754	776

Market Technology
Order intake (in millions)(7)	$95	$31	$36
Total order value (in millions)(8)	$546	$523	$458

(1)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(2)	Primarily transactions executed on Nord Pool ASA and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh) and one thousand metric tons of carbon dioxide (1000 tCO2).
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.